Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Nos. 333-43531, 333-129898, 333-201281 and 333-136099) on Form S-8 of Community West Bancshares of our report dated March 12, 2021, relating to the consolidated financial statements of Community West Bancshares and its subsidiary, appearing in this Annual Report on the Form 10-K of Community West Bancshares for the year ended December 31, 2020.

/s/ RSM US LLP

Las Vegas, Nevada
March 12, 2021